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                                                                    Exhibit 99.1

                               CUSIP No. 74762E102
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     1    NAMES OF REPORTING PERSONS
          I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (entities only)

          Aquila, Inc. (formerly, UtiliCorp United Inc.) #440541877
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     2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (See Instructions)
          (a)
          (b)  X
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     3    SEC USE ONLY

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     4    SOURCE OF FUNDS (See Instructions)

          WC, BK
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     5    CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
          ITEMS 2(d) or 2(e)

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     6    CITIZENSHIP OR PLACE OR ORGANIZATION

          Delaware
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  NUMBER OF SHARES            7    SOLE VOTING POWER
 BENEFICIALLY OWNED
 BY EACH REPORTING                 29,243,179
    PERSON WITH
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                              8    SHARED VOTING POWER
                                   None*
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                              9    SOLE DISPOSITIVE POWER
                                   29,243,179
                              --------------------------------------------------
                              10   SHARED DISPOSITIVE POWER
                                   None
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     11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
          29,243,179
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     12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES
          (See Instructions)
          X
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     13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          38.06%**
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     14   TYPE OF REPORTING PERSON (See Instructions)
          CO
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*    This representation is qualified by the fact that, as described in Item 4 of the Schedule 13D, Aquila has the ability to vote or direct the vote of the shares subject to the Stockholder's Voting Agreements only in two limited, tax-related circumstances. Aquila expressly disclaims beneficial ownership to any shares of Common Stock that are subject to the Stockholder's Voting Agreements.

** The percentage reflected in row 13 above is obtained by using 76,829,934 shares as the denominator (in accordance with Rule 13d-3(d)(1)(i)(B)). This denominator includes: (a) 59,605,129 shares of Issuer's issued and outstanding Common Stock (as indicated in Issuer's Form 10-Q filed on November 14, 2001), and (b) 17,224,805 shares of Common Stock into which Issuer's Convertible Preferred Stock held by Aquila is convertible.


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     Also note that the percentage of Common Stock owned by Aquila on a partially diluted basis is approximately 36.04%. This percentage is obtained by using 81,145,385 shares as the denominator, which includes (a) the 76,829,934 shares discussed in the previous paragraph, (b) 1,152,055 shares of Limited Vote Common Stock (as indicated in Issuer's Form 10-Q filed on November 14, 2001), and (c) 3,163,396 shares of Common Stock into which the Issuer's Convertible Subordinated Notes can be converted. Aquila's ownership can be further diluted by (x) other classes of Issuer's securities that can be converted into Common Stock and (y) shares of Common Stock issuable under Issuer's Stock Option Plan.


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